Exhibit 99.1

FOR IMMEDIATE RELEASE

SEEBEYOND ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

MONROVIA, Calif., April 22, 2003 — SeeBeyond (Nasdaq: SBYN), the leading global provider of enterprise integration and composite application assembly solutions, today reported final results for the period ended March 31, 2003.

Total revenue for the first quarter ended March 31, 2003 was $35.8 million compared to $40.9 million in the first quarter of the prior year. License revenue for the first quarter was $13.0 million compared to $21.1 million for the prior year’s first quarter.  SeeBeyond’s international business generated 37% of total revenues for the first quarter 2003.

Net loss calculated in accordance with GAAP for the quarter ended March 31, 2003, was $6.1 million, or ($0.07) per share compared to net income of $2.9 million, or $0.03 per share in the prior year’s first quarter. Pro forma net loss for the first quarter 2003 was $5.9 million or ($0.07) per share compared to pro forma net income of $2.3 million or $0.03 per share in the prior year’s first quarter. Pro forma net loss for the first quarter of 2003 excludes charges relating to amortization of stock-based compensation and amortization of sales and marketing warrants of approximately $212,000, while pro forma net income for the prior year’s first quarter excludes charges relating to amortization of stock-based compensation and amortization of sales and marketing warrants of approximately $706,000, and includes a 38% tax provision of approximately $1,317,000.

SeeBeyond ended the first quarter 2003 with total cash and cash equivalents of $86.6 million and DSOs at 85 days.

“Despite a very tough economic climate, SeeBeyond made several significant strides in the first quarter. From the introduction of the SeeBeyond ICAN Suite 5.0, to the increasing traction with Siebel Systems, we feel we have achieved key benchmarks thus far and have set a solid foundation for the remainder of 2003,” said Jim Demetriades, founder, president and CEO of SeeBeyond. “While the market remains challenging, we are committed in 2003 to maintaining our position as the leading technology provider in our market space, remaining focused on serving and gaining long term global 1000 customers, expanding our partnership and distribution channels and achieving profitability.”

First Quarter 2003 Highlights:

•                  SeeBeyond closed 80 deals in the quarter, bringing its total customer base to more than 1,800 — the largest installed base in the pure-play integration space. With continued success across key verticals including manufacturing, retail, financial services, government and healthcare, the following customers represent new and existing business in the quarter: Air Liquide, Altria, Auckland Healthcare, CalPERS, Children’s Hospital of Denver, EDS Credit Services, Emerson Shared Services Center, Enterprise Rent-A-Car, Esprit, Fuji Film, The Gap, GE Consumer Credit Corporation, General Motors, Halliburton, Hastings Entertainment, Heidelberger Druckmaschinen, Hertz Corporation, Integral Energy, LA Department of Water and Power, Nike, Northrop Grumman, PG&E Corporation, Ross Stores Inc., Schipol Group, State of California (Office of Statewide Health Planning), State of Oregon (Department of Human Services), State of Texas (Department of Health and Human Services), Toshiba, Trader Joe’s and U.S. Veteran’s Administration.  During the first quarter, SeeBeyond closed three deals over one million dollars and generated 43% of its license revenue from its existing customer base.

•                  With partners influencing approximately 40% of license revenue worldwide in the quarter, SeeBeyond continues to see significant results from its strategic alliances program. Specifically, the Company has seen significant traction with its relationship with Siebel Systems, executing the partnership’s first seven-figure deal, which serves as an example of the strong alliance relationships that SeeBeyond holds with both Siebel Systems and a leading business and technology services partner, Accenture. In addition, the Company saw continued traction from several additional strategic partnerships including Deloitte Consulting and Retek in the first quarter.

•                  Delivering an unprecedented new platform that goes beyond traditional enterprise application integration, SeeBeyond unveiled the SeeBeyond Integrated Composite Application Network (ICAN) Suite v5.0, a platform that eclipses competing offerings in terms of openness, usability and performance. With the introduction of the SeeBeyond ICAN Suite, the Company has produced the industry’s most comprehensive, standards-compliant platform for the development of integrated composite application networks. Because of this, corporate I/T teams are now better able to rapidly assemble powerful, enterprise-scale, end-user applications built upon existing systems and infrastructure — even when that infrastructure has been constructed using components as incompatible as application servers and portals from competing vendors, built in different development environments.

Financial Outlook:

SeeBeyond projects second quarter 2003 revenue to be in the range of $35 million to $37 million.  GAAP second quarter earnings per share is expected to be a loss in the range of $(0.14) to $(0.16) per share.  Pro forma earnings per share for the second quarter of 2003 is expected to be a loss in the range of $(0.06) to $(0.08) per share.  Pro forma earnings per share for the second quarter 2003 is expected to exclude charges for amortization of stock-based compensation of an estimated $100,000, amortization of sales and marketing stock warrants of an estimated $100,000 and one-time charges for facility consolidations and related matters of approximately $6 to $7 million.  The size of the amortization charges related to sales and marketing warrants depend, in part, on SeeBeyond’s stock price.  SeeBeyond expects to achieve breakeven GAAP earnings per share in the third quarter 2003.

The Company will review its first quarter 2003 financial performance today at 5:00 p.m. Eastern Daylight Time / 2:00 p.m. Pacific Daylight Time. A simulcast of the conference call may be accessed by visiting the Investors section of the SeeBeyond website, or via CCBN at www.streetevents.com. Following the conclusion of the call, a replay will be available on the SeeBeyond website at www.seebeyond.com.

About SeeBeyond

Drawing on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s most comprehensive, standards-compliant network for the rapid assembly and deployment of enterprise-scale end-user applications built on existing systems and infrastructure. Going beyond integration, the SeeBeyond® Integrated Composite Application Network (ICAN) Suite helps organizations dramatically improve business operations resulting in reduced costs, increased market share and improved customer service. SeeBeyond has more than 1,800 customers worldwide, including ABB, ABN Amro, Bausch & Lomb, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors,

Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and United Healthcare. For more information, please visit www.seebeyond.com.

# # #

SeeBeyond is a registered trademark of SeeBeyond Technology Corporation.  All other trademarks are the property of their respective owners. The decision to schedule, or not to schedule, a specific release date associated with new versions of existing SeeBeyond products remains the sole discretion of SeeBeyond.

Forward-Looking Statements

This news release includes statements that are not historical in nature and as such are intended to be forward looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act. These statements, including those related to projected revenues, projected net profit, projected pro forma net profit, projected amortization of stock-based compensation and stock warrants, facility consolidation and related matter charges, the expected time period in which SeeBeyond will achieve GAAP breakeven earnings per share, the solid foundation we established for 2003, the Siebel agreement, the future success of SeeBeyond’s relationship with Siebel and our plans and expectations for the remainder of 2003 relating to gaining customers, expanding our partnership and distribution channels and achieving profitability and cash flow generation, are statements based on SeeBeyond’s current expectations, assumptions, estimates and projections, its industry and its future prospects. These statements are predictions, and actual events and results may differ materially from those forward-looking statements based on certain risks, including risks related to general economic conditions and, in particular, information technology spending; our sales cycle; our dependence on licensing revenue from our Business Integration Suite; our dependence on our strategic relationships with systems integrators and others; our international operations; market acceptance of SeeBeyond products and services, including SeeBeyond’s ICAN 5.0 suite, and the potential release of competitive products, among other factors. The forward-looking statements contained in this news release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002, and its quarterly reports on Form 10-Q. SeeBeyond does not undertake to update any forward-looking statements.

Introduction to Tables

This press release includes pro forma operating results that are not in accordance with GAAP.  A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following tables.  As described in the tables, pro forma net earnings exclude charges related to the amortization of stock compensation and sales and marketing warrants.  We believe proforma results allow for SeeBeyond and its investors to better evaluate comparable operating results.

Contacts:
Barry Plaga	Andrea Williams
Sr. Vice President and CFO	Sr. Director of Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson
Director of Public Relations
(650) 622-2128
krawlinson@seebeyond.com

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31, 2003
			Pro Forma
	GAAP	Adjustments(1)	As Adjusted
Revenues:
License	$12,990	$—	$12,990
Services	11,232	—	11,232
Maintenance	11,600	—	11,600
Total revenues	35,822	—	35,822
Cost of revenues:
License	545	—	545
Services and maintenance	11,548	—	11,548
Total cost of revenues	12,093	—	12,093
Gross profit	23,729	—	23,729
Operating expenses:
Research and development	10,627	—	10,627
Sales and marketing	14,481	—	14,481
General and administrative	4,626	—	4,626
Amortization of sales and marketing warrants	111	(111)	—
Amortization of stock-based compensation	101	(101)	—
Total operating expenses	29,946	(212)	29,734
Loss from operations	(6,217)	212	(6,005)
Other income (expense):
Interest, net	170	—	170
Loss before tax provision	(6,047)	212	(5,835)
Provision for income taxes	78	—	78
Net loss	$(6,125)	$212	$(5,913)
Basic and diluted net loss per share	$(0.07)		$(0.07)
Number of shares used in calculating basic and diluted net loss per share	82,616		82,616

(1)  The adjustments represent the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31, 2002
			Pro Forma
	GAAP	Adjustments(2)	As Adjusted
Revenues:
License	$21,069	$—	$21,069
Services	10,745	—	10,745
Maintenance	9,068	—	9,068
Total revenues	40,882	—	40,882
Cost of revenues:
License	1,059	—	1,059
Services and maintenance	9,967	—	9,967
Total cost of revenues	11,026	—	11,026
Gross profit	29,856	—	29,856
Operating expenses:
Research and development	7,655	—	7,655
Sales and marketing	14,500	—	14,500
General and administrative	4,210	—	4,210
Amortization of sales and marketing warrants	441	(441)	—
Amortization of stock-based compensation	265	(265)	—
Total operating expenses	27,071	(706)	26,365
Income from operations	2,785	706	3,491
Other income (expense):
Interest, net	193	—	193
Loss before tax provision	2,978	706	3,684
Provision for income taxes	83	1,317	1,400
Net income	$2,895	$(611)	$2,284
Basic net income per share	$0.04		$0.03
Diluted net income per share	$0.03		$0.03
Number of shares used in calculating:
Basic net income per share	78,678		78,678
Diluted net income per share	82,873		82,873

(2)  The adjustments represent the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).  The pro forma adjustments also reflect the impact of these charges on the provisions for income taxes.  A normalized effective tax rate of 38% has been used.

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2003	2002
Revenues:
License	$12,990	$21,069
Services	11,232	10,745
Maintenance	11,600	9,068
Total revenues	35,822	40,882
Cost of revenues:
License	545	1,059
Services and maintenance	11,548	9,967
Total cost of revenues	12,093	11,026
Gross profit	23,729	29,856
Operating expenses:
Research and development	10,627	7,655
Sales and marketing	14,481	14,500
General and administrative	4,626	4,210
Amortization of sales and marketing warrants	111	441
Amortization of stock-based compensation	101	265
Total operating expenses	29,946	27,071
(Loss) income from operations	(6,217)	2,785
Other income (expense):
Interest, net	170	193
(Loss) income before tax provision	(6,047)	2,978
Provision for income taxes	78	83
Net (loss) income	$(6,125)	$2,895
Basic net (loss) income per share	$(0.07)	$0.04
Diluted net (loss) income per share	$(0.07)	$0.03
Number of shares used in calculating:
— basic net (loss) earnings per share	82,616	78,678
— diluted net (loss) earnings per share	82,616	82,873

SEEBEYOND Technology Corporation

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2003	2002
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$86,614	$94,114
Accounts receivable, net	33,787	33,550
Prepaid expenses and other current assets	3,137	4,180
Total current assets	123,538	131,844

Property and equipment, net	21,424	22,429
Goodwill	1,391	1,391
Other assets	2,083	1,379
Total assets	$148,436	$157,043
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$9,514	$11,343
Accrued expenses	18,707	20,709
Deferred revenues	30,026	28,141
Equipment line and advance payable— current portion	2,988	2,988
Capital lease payable — current portion	239	214
Total current liabilities	61,474	63,395
Equipment line and advance payable	2,473	3,260
Capital lease payable	711	750
Total liabilities	64,658	67,405

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value — 200,000,000 shares authorized; 83,893,839 shares issued and 82,693,839 shares outstanding as of March 31, 2003 and 83,738,243 shares issued and 82,538,243 shares outstanding as of December 31, 2002	8	8
Additional paid-in capital	219,559	219,246
Treasury stock	(2,760)	(2,760)
Deferred stock compensation	(201)	(317)
Accumulated other comprehensive loss	(263)	(99)
Accumulated deficit	(132,565)	(126,440)
Total stockholders’ equity	83,778	89,638
Total liabilities and stockholders’ equity	$148,436	$157,043

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Three Months Ended
	March 31,
	2003	2002
Cash flows from operating activities:
Net (loss) income	$(6,125)	$2,895
Adjustments to reconcile net (loss) income to cash used in operating activities:
Gain on disposal of fixed assets	(30)	—
Depreciation and amortization	1,435	1,398
Provision for doubtful accounts receivable	83	48
Amortization of sales and marketing warrants	112	441
Amortization of stock-based compensation	101	265
Change in assets and liabilities:
Accounts receivable	(320)	(8,911)
Prepaid expenses and other current assets	1,043	(133)
Accounts payable	(1,829)	(1,836)
Accrued compensation and related expenses	(2,002)	(13)
Deferred revenue	1,885	3,850
Net cash used in operating activities	(5,647)	(1,996)
Cash flows from investing activities:
Purchases of property and equipment	(400)	(2,205)
Related party receivable	—	366
Other	(704)	(585)
Net cash used in investing activities	(1,104)	(2,424)
Cash flows from financing activities:
Net borrowings (repayments) on bank lines of credit	(787)	(163)
Proceeds from issuance of common stock pursuant to secondary offering, net	—	58,880
Proceeds from issuance of common stock pursuant to employee stock option plan	216	3,328
Repayments of capital lease obligation	(14)	—
Net cash (used in) provided by financing activities	(585)	62,045
Effect of exchange rate changes on cash and cash equivalents	(164)	(86)
Net (decrease) increase in cash and cash equivalents	(7,500)	57,539
Cash and cash equivalents at beginning of period	94,114	47,039
Cash and cash equivalents at end of the period	$86,614	$104,578